UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 22, 2011

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262714

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2011, Shouguang City Haoyuan Chemical Co., Ltd. ("SCHC"), a wholly-owned subsidiary of Gulf Resources, Inc. (the “Company”), entered into a relocation compensation agreement (the “Agreement”) with Yangkou Township People’s Government of Shouguang Municipality (the “Yangkou Government”).

Pursuant to the Agreement, SCHC shall consent to Yangkou Government’s requisition of the bromine factory No. 4 and part of the supporting facilities and clear the ground fixtures before September 10, 2011, in accordance with the Yangkou Government’s request.  A relocation compensation of RMB 8,599,835 (approximately US$ 1.34 million) shall be paid to SCHC, 30% of which shall be paid upon execution of the Agreement, and the remaining 70%  shall be paid upon completion of the relocation.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 8.01.  Other Events.

On August 25, 2011, the Company issued a press release announcing the signing of the Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Bromine Factory Relocation Compensation Agreement dated August 22, 2011;
99.1	Press release dated August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: August 25, 2011

EXHIBIT INDEX

Exhibit	Description
10.1	Bromine Factory Relocation Compensation Agreement dated August 22, 2011
99.1	Press release dated August 25, 2011.